                                                                      EXHIBIT 11


                              WYNN'S INTERNATIONAL, INC.

                 COMPUTATION OF NET INCOME PER COMMON SHARE - PRIMARY


                                                    Year ended December 31
                                           -----------------------------------------
                                             1996           1995           1994
                                           -----------    -----------    -----------
Income from continuing operations          $21,301,000    $16,701,000    $12,382,000
Discontinued operations:
  Income (loss) from operations...........      16,000     (1,258,000)      (561,000)
  Loss on disposal........................    (879,000)            --             --
                                           -----------    -----------    -----------
Net income................................ $20,438,000    $15,443,000    $11,821,000
                                           -----------    -----------    -----------
Weighted average number of shares
 outstanding.............................   13,641,931     13,372,973     12,494,355
Net shares assumed issued using the
 treasury stock method for stock options
 outstanding during each period based on
 average market price....................      591,941        407,392        317,363
                                           -----------    -----------    -----------
Common and common equivalent
 shares..................................   14,233,872     13,780,365     12,811,718
                                           -----------    -----------    -----------
Income per common share:
  Continuing operations..................        $1.50          $1.21           $.97
  Discontinued operations:
    Income (loss) from operations........           --           (.09)          (.05)
    Loss on disposal.....................         (.06)            --             --
                                           -----------    -----------    -----------
Net income per common share..............        $1.44          $1.12           $.92
                                           -----------    -----------    -----------

                                                                      EXHIBIT 11
                                                                     (Continued)


                     COMPUTATION OF NET INCOME PER COMMON SHARE -
                                ASSUMING FULL DILUTION

                                               Year ended December 31
                                       -----------------------------------------
                                         1996           1995           1994
                                       -----------    -----------    -----------
Income from continuing operations      $21,301,000   $16,701,000    $12,382,000
Net interest expense from convertible
 bonds.................................         --        44,000        273,000
                                       -----------    -----------    -----------
 Net earnings from continuing
  operations for purposes of dilution.. 21,301,000    16,745,000     12,655,000
Discontinued operations:
  Income (loss) from operations........     16,000    (1,258,000)      (561,000)
  Net interest expense from convertible
   bonds...............................         --        15,000         94,000
                                       -----------    -----------    -----------
    Net earnings from discontinued
     operations for purposes of
     dilution..........................     16,000    (1,243,000)      (467,000)
  Loss on disposal.....................   (879,000)           --             --
                                       -----------   -----------    -----------
Net income.............................$20,438,000   $15,502,000    $12,188,000
                                       -----------   -----------    -----------
Weighted average number of shares
 outstanding........................... 13,641,931    13,372,973     12,494,355
Net shares assumed issued using the
 treasury stock method for stock
 options outstanding during each period
 based on average or ending market
 price, whichever is higher............    665,464       523,488        331,995
Dilutive effect of assumed
 conversion of bonds outstanding.......         --       157,137        963,171
                                       -----------   -----------    -----------
Fully diluted shares................... 14,307,395    14,053,598     13,789,521
                                       -----------   -----------    -----------
Income per common share:
  Continuing operations................      $1.49         $1.19           $.92
  Discontinued operations:
    Income (loss) from operations......         --          (.09)          (.04)
    Loss on disposal...................       (.06)           --             --
                                       -----------   -----------    -----------
  Net income...........................      $1.43         $1.10           $.88
                                       -----------   -----------    -----------

Note: The above calculations reflect for all periods the three-for-two stock splits to stockholders of record in December 1996 and December 1995.

                                  II-7